Exhibit 10.2







                                OPTION AGREEMENT

                          ----------------------------

                          THE SOUTH STREET BAKERY, INC.

                                       and

                       CLEAR LAKE SPECIALTY PRODUCTS, INC.

                          ----------------------------

                           Dated as of August 12, 2011




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                                    SCHEDULES

Schedule 2.1(a)        The Assets

Schedule 2.2(b)        Exercise Price Allocation

Schedule 2.4           Assumed Obligations

Schedule 4.3           No Conflict; Required Filings and Consents

Schedule 4.4           Absence of Certain Changes

Schedule 4.5           Litigation

Schedule 4.6           Liens on Assets

Schedule 4.7           Licenses, Permits, Consents

Schedule 4.9           Environmental Matters

Schedule 4.11          Finder's Fee

Schedule 4.13          Real Property

Schedule 4.14          Taxes


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                                OPTION AGREEMENT

     OPTION AGREEMENT (THE "AGREEMENT"), dated this 12th day of August, 2011 by and among THE SOUTH STREET BAKERY, INC., a Delaware corporation ("SSB"), CLEAR LAKE SPECIALTY PRODUCTS, INC., an Iowa corporation (THE "COMPANY"), and CORBI PROPERTIES, LLC, an Iowa limited liability company, (THE "STOCKHOLDER").

                                    RECITALS

     WHEREAS, the Company desires to grant to SSB, and SSB desires to receive from the Company, an option to purchase the Assets (as hereinafter defined) owned by the Company and used in connection with the business of baking, packaging and distributing baked cookies and other related baked products; and

     WHEREAS, The parties desire to enter into this Agreement to specify their respective rights, duties, covenants and agreements relating to the exercise of the option on the terms provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     When used herein, the following terms shall have the meanings set forth below:

     (a) "AFFILIATE" of a party means any entity which directly or indirectly controls, is controlled by or is under common control with such party. The term "control" means the power to direct the affairs of such entity by reason of ownership of equity securities, by contract or otherwise.

     (b) "ASSETS" means the property, plant, equipment and assets, tangible and intangible, of the Company described in Section 2.1 to be conveyed to SSB.

     (c) "CONTRACTS" means any contract, agreement, lease, license, arrangement, commitment, sales order, purchase order or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written.

     (d) "KNOW-HOW" means any and all baking knowledge, proprietary rights, patented or unpatented inventions, trade secrets, analytical methodology,

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processes,  data  and all  other  information  or  experience  possessed  by the
Company, or which the Company has the right to use.

     (e) "LIABILITIES" means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

     (f) "LIEN" means any mortgage, lien, pledge, charge, security interest, license, lease, claim, restriction, option or encumbrance of any kind.

     (g) "INTELLECTUAL PROPERTY" means (i) all registered or unregistered trade names and trade and service marks and applications and licenses therefor, (ii) all writings for which copyright is claimed, has been recorded or is pending,
(iii) all recipes, ingredients for all products and (iv) all other trade rights and all agreements relating to Know-how which the Company is licensed or authorized to use by others or which the Company licenses or authorizes others to use.

     (h) "REAL PROPERTY PERMITTED LIENS" those restrictions, reservations, covenants, limitations and conditions described on SCHEDULE 1.1 hereto.

     (i) "REGULATED SUBSTANCES" means any substance regulated under Environmental Laws, including but not limited to hazardous waste, as defined pursuant to Resource Conservation Recovery Act ("RCRA"), hazardous substances, as defined pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), toxic substances as defined under Toxic Substances Control Act ("TSCA"), hazardous materials, as defined under the Hazardous Materials Transportation Act, petroleum and its fractions, asbestos containing materials ("ACM") and polychlorinated biphenyl's ("PCB").

     (j) "TAX" or "TAXES" mean any tax, charge, deficiency, duty, fee, levy, toll or other amount (including, without limitation, any net income, gross income, profits, gross receipts, excise, property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, alternative, add-on minimum, estimated, severance, stamp, occupation, environmental, premium, capital stock, disability, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording, registration or other tax) assessed or otherwise imposed by any governmental entity or under applicable law, together with any interest, penalties or any other additions or increases.

     (k) "TAX RETURN" means any return or report, including any related or supporting information, with respect to Taxes.

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                                   ARTICLE II

                            OPTION TO PURCHASE ASSETS
                          AND ASSUMPTION OF OBLIGATIONS

     2.1 GRANT OF OPTION TO PURCHASE THE COMPANY'S ASSETS.

     (a) Upon the terms and subject to the conditions of this Agreement, the Company hereby grants to SSB an irrevocable option (the "OPTION") to enable SSB to acquire from the Company, on terms and in an amount determined pursuant to this Agreement and on the basis of an aggregate price equal to the Exercise Price (as defined in Section 2.2), in accordance with the terms and conditions set forth herein, all of the Company's right, title and interest in and to all of the property, plant and assets, as set forth herein or listed in Schedule 2.1(a) (THE "ASSETS"), including, without limitation:

          (i) the Company's property and plant located at Lots 9, 10, 11 &12 in the Clear Lake Industrial Park, the improvements being known as 2205 6th Avenue, South Clear Lake, IA 50428 (the "PROPERTY");

          (ii) all goodwill relating to the Assets;

          The Assets shall be conveyed free and clear of all Liabilities and Liens, except those Liabilities which are expressly to be assumed by SSB hereunder.

     (b) Provided that SSB is not in default under the Lease Agreement (as defined herein), the Option may be exercised at any time beginning on the date hereof and ending at 5:30 p.m. New York City time on August 11, 2012 (the "OPTION PERIOD") by delivery by SSB of written notice to the Company (the "EXERCISE NOTICE"). If the Company does not receive the Exercise Notice prior to the expiration of the Exercise Period, the Option shall expire and this Agreement shall be terminated.

     2.2 EXERCISE PRICE; ALLOCATIONS.

     (a) The Exercise Price for the Option and the purchase of the Assets shall be $3,607,000 less any payments made by SSB to the Company pursuant to this
Section 2.2 which shall be credited towards the Exercise Price (THE "EXERCISE PRICE"):

          (i) in consideration of the grant of the Option, SSB is paying to the Company $275,000 in cash upon the execution of this Agreement (the "OPTION PAYMENT");

          (ii) any principal and interest payments made by SSB pursuant to that certain Lease Agreement, dated August 12, 2011 by and among SSB, the Company and the Stockholder (the "LEASE AGREEMENT"), a copy of which is attached hereto as Exhibit A, with such lease payments to be applied

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     towards  the  remaining  debt  payments  due on those  certain  Series 2006
     Variable Rate Demand Development Revenue Bonds (the "2006 REVENUE Bonds") and provided that SSB is approved for such assumption of the 2006 Revenue Bonds debt payments by Manufacturers and Traders Trust Company ("M&T"), any agreement authorizing said assumption of the 2006 Revenue Bonds shall include a release of Corbi's Wholesale Pizza, Inc. from any guarantee or liability for the 2006 Revenue Bonds; provided, however if such release is not reasonably practicable, the parties hereto agree in good faith to use commercially reasonable efforts to fulfill the terms of this Agreement;

          (iii) any profit participation payments made by SSB pursuant to the Lease Agreement ("PROFIT PAYMENTS"), with such Profit Payments to be applied to the principal portion of the 2006 Revenue Bonds in the month received and to be reflected on the next monthly statement provided by Company;

          (iv) any additional payments made at the discretion of SSB, with the consent of the Company, which consent shall not be unreasonably withheld, shall be applied towards the principal balance outstanding on the 2006 Revenue Bonds.

     By way of example:

          Exercise Price                             $3,607,000
          Option Payment                             $ (275,000) at Closing
          Balance at Closing                         $3,332,000

          2011  5 Monthly Principal Payments         $  (37,500)*
          2012  7 Monthly Principal Payments         $  (64,166)*
                                                     ----------
     BALANCE DUE ON AUGUST 11, 2012                  $3,218,333

* Assumes $7,500 of monthly Lease Payment in 2011 goes towards principal and $9,166.57 of montly Lease Payment in 2012 goes towards principal.

     (b) SSB and the Company agree that the Exercise Price shall be allocated in the manner set forth on Schedule 2.2(b). The Company and SSB shall each file any required reports in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (THE "CODE"), and the regulations promulgated thereunder and shall prepare their respective Federal, state and local tax returns in a manner consistent with such allocation.

     2.3 INSTRUMENTS OF CONVEYANCE AND TRANSFER. On the Closing Date, the Company shall deliver to SSB (i) the instruments of transfer listed in Article VII and such other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to all parties hereto, as shall be effective to vest in SSB all right, title and interest in the Assets, subject to no Liens,
(ii) all of the Contracts,  books, records and other data relating to the Assets

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and,  simultaneously with such delivery,  shall deliver to SSB actual possession and control of the Assets and (iii) SSB shall pay any sales or recordation fees or taxes related to the purchase of the Assets.

     2.4 ASSUMPTION OF CERTAIN OBLIGATIONS. In addition to the purchase of the Assets, on the Closing Date, SSB shall assume, pay, perform and discharge the Company's Liabilities set forth on Schedule 2.4 (THE "ASSUMED OBLIGATIONS"). Except for the Assumed Obligations, SSB shall not assume or be or become liable for any Liabilities of the Company not specifically agreed to be assumed herein, and the Company shall remain liable to perform and discharge such Liabilities.

     2.5 ASSIGNMENT OF CONTRACTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contracts, or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a material breach thereof or in any way materially affect the rights of SSB or the Company thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would materially affect the rights of SSB or the Company, the Company shall cooperate with SSB in any reasonable arrangement designed to provide for SSB to enjoy the benefits under any such Contracts, including, without limitation, enforcement for the benefit of SSB of any and all rights of the Company under such Contracts.

     2.6 FURTHER ASSURANCES. From time to time after the Closing, the Company shall execute and deliver such other instruments of transfer and documents related thereto and take such other action as SSB may reasonably request in order to more effectively transfer to SSB, and to place SSB in possession and control of, the Assets, or to enable SSB to exercise and enjoy all rights and benefits of the Company with respect thereto. SSB shall take such actions as the Company may reasonably request in order to assure SSB's assumption of the Assumed Obligations.

     2.7 FUTURE DISCOVERY OF ASSETS. If, at any time following the Closing Date, the Company locates or discovers any Assets set forth or required to be set forth in Schedule 2.1(a) that were not transferred to SSB on the Closing Date, the Company agrees to promptly notify SSB of such location or discovery and to take all such action necessary to deliver actual possession and control of such Assets.

     2.8 SUPPLEMENTS TO SCHEDULES. The Company and the Stockholder shall deliver to SSB, as soon as possible, but not later than at the Closing, supplemental information updating the information set forth in the Schedules, so that such Schedules supplemented by such information will be true and correct at the Closing as if then made.

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                                   ARTICLE III

                          SETTLEMENT OF OPTION: CLOSING

     Subject to the satisfaction of the conditions set forth in Article VII, the closing (THE "CLOSING") of the transactions contemplated hereby shall take place of the 30th day after the delivery of the Exercise Notice. The time and date of the Closing is referred to herein as the "CLOSING DATE". At the Closing, in addition to the sale and transfer of the Assets, there shall be delivered by the parties hereto such certificates, opinions and other documents as are specified in Article VII hereof. The Closing Date shall be extended until the deliveries set forth in Article VII have been made. The parties agree, in good faith (i) not to take any action (or fail to take any action) that unreasonably delays the Closing Date and (ii) to use commercially reasonable efforts hold the Closing on the Closing Date or as soon as practicable thereafter.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF COMPANY AND STOCKHOLDER

     The Company and the Stockholder jointly and severally represent and warrant to, and agree with, SSB as follows:

     4.1 ORGANIZATION. (a) The Company is a corporation and the Stockholder is a limited liability company, both of which are duly organized, validly existing and in good standing under the laws of the State of its jurisdiction of incorporation or formation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and the Stockholder have heretofore delivered to SSB true, accurate and complete copies of the Certificate of Incorporation or Formation, By-Laws and Limited Liability Company Agreement of the Company and the Stockholder as in effect on the date hereof. Neither the Company nor the Stockholder is not in violation of any of the provisions of its Certificate of Incorporation, By-Laws, Certificate of Formation or Limited Liability Company Agreement.

     (b) The Company has no subsidiaries or affiliated companies and does not otherwise own any shares of stock or any interest in, or control, any other corporation, partnership or business entity.

     4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of the Company and the Stockholder has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and the stockholder of the Company and the members and/or governing body of the Stockholder. No other proceedings, corporate or otherwise, on the part of the Company or the Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly

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and validly  executed  and  delivered  by the Company  and the  Stockholder  and constitutes the valid and binding agreement of each of them, enforceable against each of them in accordance with its terms.

     4.3 NO CONFLICT;  REQUIRED FILINGS AND CONSENTS. (a) Except as set forth in
Schedule 4.3, the execution and delivery of this Agreement by the Company and the Stockholder do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or the Stockholder or by which the Assets are bound or affected, (ii) violate or conflict with the Certificate of Incorporation or By-Laws of the Company or the Certificate of Formation or Limited Liability Company Agreement of the Stockholder, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the Assets pursuant to any Contract, permit, license or franchise to which the Company or any of the Assets is bound or affected, except for conflicts, violations, breaches or defaults which, in the aggregate, would not have a material adverse effect on the business, operations, Assets, Liabilities or condition (financial or otherwise) (A "MATERIAL ADVERSE EFFECT") on the Company or the ability of the Company or the Stockholder to complete the transactions contemplated hereby.

(v) Except as set forth in Schedule 4.3, neither the Stockholder nor the Company is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. No waiver, consent, approval or authorization of any person or any governmental or regulatory authority, domestic or foreign, is required to be obtained or made by the Company or the Stockholder in connection with its execution, delivery of this Agreement or the consummation of the transactions contemplated hereby.

     4.4 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 4.4, the Company has not:

          (A) mortgaged, pledged or subjected to Liens, or agreed to do so, any of the Assets or the Property;

          (B) sold or transferred, or agreed to sell or transfer, any of the Assets or the Property.

     4.5 LITIGATION. Except as set forth in Schedule 4.5, no investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to the Assets is pending or, to the knowledge of the Company or the Stockholder, threatened against the Company and no governmental entity or regulatory body has advised the Company of an intention to conduct the same and no service of process has been provided to the Company. Except as set forth in
Schedule 4.5, there is no claim, action, suit, investigation or proceeding pending or, to the knowledge of the Company or the Stockholder, threatened against or affecting the Company at law or in equity or before any Federal,

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state,  municipal or other  governmental  entity or  regulatory  body,  or which challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement and no service of process has been provided to the Company. As of the date hereof, the Company is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to the Company and no service of process has been provided to the Company.

     4.6 ASSETS. The Company has good and marketable title to, or valid leasehold interests in, the Assets, free and clear of any Liens, other than Liens listed in Schedule 4.6 and Liens for taxes not yet due and payable. All of the Assets and Property owned or leased by the Company are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained.

     4.7 LICENSES, PERMITS AND CONSENTS; COMPLIANCE WITH APPLICABLE LAW. (a) The licenses and permits set forth in Schedule 4.7 are the only licenses and permits which individually or in the aggregate are material to the conduct of the business of the Company or any employee of the Company by reason of such employee's activities on behalf of the Company under applicable law or by any Federal, state, local or foreign governmental entity or regulatory body for the operation of the business of the Company, and all of such listed licenses and permits are in full force and effect as of the date hereof. The Company has not received notice and, to the knowledge of the Company and the Stockholder, there is no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.

     (b) The Company shall use all reasonable best efforts and fully cooperate with SSB in transferring and/or assigning the licenses and permits set forth on
Schedule 4.7 into the name of SSB.

     4.8 [INTENTIONALLY OMITTED]

     4.9 ENVIRONMENTAL MATTERS. Except as set forth in Schedule 4.9, the business of the Company is and has been being conducted in compliance with all applicable Federal, state, local and foreign laws and regulations relating to the protection of the environment. The Company has not released, emitted, buried or otherwise disposed of Regulated Substances on the Company's properties. To Company's knowledge, no one else has released, emitted, buried or otherwise disposed of Regulated Substances on any of Company's Properties. Except as set forth on Schedule 4.9, no storage tanks, underground or otherwise, are or have been located on any of the Company's Properties. The Company has complied with all environmental laws relating to its operations or the Company's properties. Except as set forth on Schedule 4.9, there are no ACM's, PCB's or radioactive substances located on Company's Properties. Except as set forth on Schedule 4.9, the Company has not received any notice, demand, claim or information request pursuant to CERCLA or any comparable state law. Except as set forth on Schedule 4.9, neither the Company nor the Stockholder has knowledge of any other party's

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receipt of any notice,  demand,  claim or information request pursuant to CERCLA or any comparable state law relating to any of Company's Properties or any property where Company's wastes were sent. Except as set forth on Schedule 4.9, none of Company's properties is listed on any regulatory list of contaminated
properties,   including  but  not  limited  to  the  National   Priorities  List
promulgated pursuant to CERCLA, or any federal, state or local counterpart. The Company has no existing or potential Liability under any Environmental Laws. No environmental approvals, clearances or consents are required under applicable law from any governmental authority or authority in order for SSB and the Company to consummate this acquisition or for SSB to continue the business of Company after the Closing. To the Company's and the Stockholder's knowledge, there are no conditions on any properties adjacent to Company's properties which threaten property leased by the Company. Except as set forth on Schedule 4.9, the Company is not required to have, nor does it have, any permits issued under any environmental laws. The Company has disclosed, prior to the date of this Agreement, its waste practices, its use of Regulated Substances and all potentially material environmental matters, and has disclosed all reports, assessments, remedial action plans or other similar documents relating to any environmental condition, whether or not material, of Company's properties or operations. Nothwithstanding the foregoing, the Company and Stockholder shall not be liable for any Environmental Matters or other acts not caused by Landlord (as defined in the Lease Agreement) reasonably determined to have occurred after the commencement of the Lease Agreement.

     4.10 [INTENTIONALLY OMITTED]

     4.11 FINDER'S FEE. Except as set forth on Schedule 4.11, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company, the any Stockholder or their respective Affiliates who might be entitled to any fee or commission from SSB or its Affiliates in connection with the consummation of the transactions contemplated hereby.

     4.12 [INTENTIONALLY OMITTED]

     4.13 REAL PROPERTY. (a) Schedule 4.13 contains a complete and accurate description in all material respects of the Property. The Company does not lease any other real property. The Property comprises all real property interests used in the conduct of the business and operations of the Company as now conducted. The Company has good and indefeasible fee simple title to, and the right to quiet enjoyment of, the Property, free and clear of all Liens, except Real Property Permitted Liens. Except as set forth on Schedule 4.13, there are no leases, subleases, licenses or other agreements for the use or occupancy of any portion of the Property by any Person other than the Company. There are no delinquent Taxes relating to the Property. There are no outstanding purchase options or rights of first refusal/offer for, or other contractual rights to purchase, acquire, sell or dispose of, any portion of the Property, or any interest in the Property, in favor of any third party other than the Company. Neither the Stockholder nor the Company have received written notice of, and neither the Stockholder nor the Company has any knowledge of, any pending or proposed condemnation or eminent domain proceedings affecting the Property. There are no capital improvements or capital repairs pending or in progress at

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the Property,  including to any buildings and other  improvements and facilities located thereon, all structural and non-structural components thereof, and all related heating, cooling, ventilation, plumbing, sprinkler, electrical and other building systems, all of which are in good working order and repair, and, to the Stockholder's or the Company's knowledge, there are no capital improvements or capital repairs necessary to any of the foregoing.

     (b) The Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of such parcel. Schedule 4.13 attached hereto includes a copy of the most recent tax bill of each taxing authority for the Property. No tax certiorari or other tax reduction proceedings are pending regarding the Property. There is no pending or contemplated reassessment of the Property.

     (c) No money is owed to any architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with the Property. There is no work being done at or materials being supplied to the Property at the date hereof other than routine maintenance projects having an aggregate cost through completion of not more than $10,000.

     4.14 TAXES. Except as set forth on Schedule 4.14:

     (A) The Company has filed all Tax Returns that it was required to file and has paid or withheld all Taxes due and owing. All such Tax Returns were correct and complete in all material respects..

     (B) The Company has not agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

     (C) The Company is not a party to any Tax allocation or sharing agreement.

     (D) There are no Liens for unpaid Taxes on the assets of the Company payable.

     (E) To the best of their respective knowledge, there is no action, suit or proceeding currently pending or, to the Stockholder's or the Company's, threatened with respect to the Company in respect of any Tax.

     (F) The Company (i) has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has no liability for Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by Contract.

     (G) The Company has not received notice of any claim by or any questionnaire from any taxing authority in a jurisdiction where the Company does not file Tax Returns indicating that it is or may be subject to taxation by that jurisdiction.

     (H) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed prior to the Closing Date, (iii) installment sale made prior to the Closing Date, (iv) prepaid amount received prior to the Closing Date, or (v) pursuant to an election under Section 108(i) of the Code made prior to the Closing Date.

     (I) The Company has not engaged in any listed transaction within the meaning of Section 6706A(c)(2) of the Code, or participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

     4.15 [INTENTIONALLY OMITTED]

     4.16 ACCURACY OF REPRESENTATIONS. The representations and warranties made by the Company and the Stockholder in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading.

                                    ARTICLE V
                               REPRESENTATIONS AND
                                WARRANTIES OF SSB

     SSB represents and warrants to, and agrees with, the Company as follows:

     5.1 ORGANIZATION. SSB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     5.2 AUTHORITY RELATIVE TO THIS AGREEMENT. SSB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of SSB and no other corporate proceedings on the part of SSB are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SSB and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

     5.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by SSB do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to SSB or by which its properties are bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of SSB or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a Lien on any of the properties of SSB pursuant to any Contract to which SSB is a party or by which SSB or any of its properties is bound or affected.

     (b) SSB is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by SSB in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     5.4 FINDER'S FEE. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, SSB or its Affiliates who might be entitled to any fee or commission from the Company, the Stockholder or their respective Affiliates upon the consummation of the transactions contemplated hereby or thereafter.

     5.5 ACCURACY OF REPRESENTATIONS. The representations and warranties made by SSB in this Agreement, and in any certificate or schedule referenced hereby or attached hereto, do not contain, and will not contain, any statement which is false or misleading with respect to any material fact and do not and will not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein not materially false or misleading. The representations and warranties made in this Agreement shall survive for a period of eighteen (18) months from the date of the Lease Agreement; provided, however the representation set forth in Section 4.6-The Assets shall survive for the applicable statute of limitations for contracts.

                                   ARTICLE VI

                                    COVENANTS

     6.1 CONDUCT OF BUSINESS OF THE COMPANY. From the date hereof to the Closing Date, the Company shall, and the Stockholder shall use its best efforts to cause the Company to, except to the extent compliance with this Section 6.1 is waived in writing by SSB:

     (a) not conduct any business except for its rights and obligations as lessor under the Lease Agreement;

     (b) use its best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it;

     (c) use its best efforts to comply with all laws and regulations applicable to it and to the conduct of its business;

     (d) not merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire, any person or entity;

     (e) comply with all of its obligations with respect to the 2006 Revenue Bonds and all agreements related thereto;

     (f) not incur any indebtedness for borrowed money or issue any debt securities or create or cause to be created any Lien on the Assets;

     (g) not enter into any leases other than the Lease Agreement;

     (h) promptly advise SSB in writing of any material adverse change and any event (other than events generally known to the public) which would reasonably be expected to result in such a change, including any default or event which, with the giving of notice, lapse of time, or both, would result in an event of default with respect to the 2006 Revenue Bonds;

     (i) not sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, any of the Assets, without the express written consent of SSB;

     (j) not enter into any other Contracts affecting in any way the Assets;

     (k) not enter into or modify any Contract with respect to any of the foregoing;

     (l) not enter into any agreement to do any of the things prohibited in clauses (a) - (l) above;

     (m) not be in violation or breach of any material provision of this Agreement, and the business and operations of the Company shall comply in all material respects and are being conducted in accordance with, all governing laws, regulations and ordinances applicable thereto and the Company is not in violation of or in default under, any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.

     6.2 NO SOLICITATION. The Company and the Stockholder shall not, and shall direct and otherwise use their respective best efforts to cause their respective officers, directors, partners, financial advisors, counsel, agents and Affiliates not to, (i) directly or indirectly solicit, encourage or facilitate (including by way of furnishing any non-public information concerning the Company) the submission of proposals or offers from any person other than SSB or its Affiliates thereof relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation or business combination with, the Company (AN "ACQUISITION PROPOSAL"), or (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any person other than SSB and its representatives in connection with, any Acquisition Proposal by any person other than SSB or its Affiliates. The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to the foregoing. The Company shall immediately notify SSB of any such Acquisition Proposal or any inquiry or contact with respect thereto, including the terms of such Acquisition Proposal.

     6.3 ACCESS TO INFORMATION. (a) For a period of sixty (60) days after the Closing Date, the Company shall, and the Stockholder shall cause the Company to, give SSB and its officers, directors, financial advisors, counsel and other agents access to all offices of the Company and to all of its books and records, permit them to make such inspections as they may require and shall cause the Company's officers, directors and employees to furnish SSB and its officers, directors, financial advisors, counsel and other agents with such financial and operating data and other information with respect to the business and properties of the Company as SSB and its officers, directors, financial advisors, counsel and other agents may from time to time reasonably request, and as may be necessary to establish the performance by the Company of its covenants under this Agreement and the accuracy of its representations and warranties herein, and in connection with its preparation of any filing or submission to any governmental entity or regulatory body.

     (b) As per that certain Confidentiality and Non-Disclosure Agreement, SSB, the Company and the Stockholder shall hold, and shall use their best efforts to cause their respective officers, directors, partners, financial advisors, counsel and other agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law, all documents and information concerning the Company and SSB, as the case may be, furnished to the other in connection with the transactions contemplated by this Agreement.

     6.4 BEST EFFORTS. Subject to the terms and conditions herein provided, each of the Company, the Stockholder and SSB agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including making all required submissions or filings with governmental entities and regulatory bodies, to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto or their officers, directors or representatives shall take all such necessary action. The Company, the Stockholder and SSB will execute any additional instruments necessary to consummate the transactions contemplated hereby.

     6.5 CONSENTS. The Company shall obtain, and the Stockholder shall use their best efforts to cause the Company to obtain, at its expense, all consents, approvals and waivers of third parties or governmental entities or regulatory bodies required to transfer the Assets to SSB.

     6.6 PUBLIC ANNOUNCEMENTS. SSB, the Company and the Stockholder will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not, except as may be required by law or any listing agreements with any national securities exchange, issue any such press release or make any such public statement without the approval of SSB and the Company.

     6.7 LITIGATION. From the date hereof through the Closing, the Company and the Stockholder shall promptly notify SSB of any actions or proceedings of the type referred to in Section 4.9 that from the date hereof are threatened or commenced against the Company or the Assets, and of any requests for additional information or documentary materials by any governmental entity or regulatory body in connection with the transactions contemplated hereby.

     6.8 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER. The representations and warranties contained in
Article IV shall continue to be true and correct on and as of the Closing Date as if made on the Closing Date and the Company and the Stockholder shall promptly notify SSB of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach by the Company or the Stockholder of any of such representations and warranties.

     6.10 EXPENSES. Except as otherwise provided herein, whether or not the transactions contemplated hereby are consummated, all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the obligation of the party incurring such expenses.

     6.11 DISCHARGE OF LIABILITIES. From and after the Closing Date, the Company shall promptly and fully pay and discharge all Liabilities all as they become due and payable with respect to the activities of the Company, except for the Assumed Obligations. All Liabilities shall be promptly paid other than Liabilities contested by the Company in good faith.

     6.12 BOOKS AND RECORDS. Until the later of (i) the expiration of four (4) years from the Closing (and, if at the expiration thereof any judicial proceeding is in progress, for such longer period as such judicial proceeding is in progress) with respect to books and records of the Company relating to the Assets, other than books and records of the Company relating to Asset-related taxes, or (ii) the expiration of the applicable statutes of limitation, including any extension or waiver thereof, with respect to books and records of the Company relating to Asset-related taxes, SSB will retain, and, as the Company may reasonably request, permit the Company at its expense during normal business hours and upon reasonable prior written notice to inspect and copy, all books and records of the Company that relate to the period prior to the Closing Date. No access to books and records shall be required if SSB shall be prejudiced thereby, including, without limitation, if such access would cause the compromise of a claim or defense, breach of an agreement respecting confidentiality or loss of a legal privilege. At any time after the fourth (4th) anniversary of the Closing Date or, with respect to Asset-related tax matters, the expiration of all applicable statutes of limitation, including any extension or waiver thereof, SSB shall be permitted to destroy the books and records;
provided, however, that before destroying any of the books and records, SSB shall give thirty (30) days notice thereof to the Company and give the Company reasonable opportunity to copy such books and records to be destroyed.

                                   ARTICLE VII

                  CONDITIONS TO CONSUMMATION OF THE ACQUISITION

     7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing, of the following condition: No statute, rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, promulgated or be in force by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated.

     7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby is also subject to the fulfillment of the following conditions:

     (a) The representations and warranties of SSB set forth in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date, and SSB shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date.

     (b) There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided.

     7.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SSB. The obligations of SSB to effect the transactions contemplated hereby are also subject to the following conditions:

     (A) The representations and warranties of the Company and the Stockholder contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Closing Date with the same force and effect as if made on and as of the Closing Date, and the Company and the Stockholder shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing Date. SSB shall have received a certificate of the President of the Company and the Stockholder in the form of Exhibit B to the foregoing effect.

     (B) The Company shall have delivered to SSB a certificate of the Secretary of the Company, in the form of Exhibit C, certifying to the resolutions of the Board of Directors and the Stockholder of the Company authorizing the transactions contemplated hereby and certifying that such resolutions have not been revoked, suspended or amended and remain in full force and effect.

     (C) SSB shall have received, at SSB's expense, the following:

          (I) An owner's extended coverage policy of title insurance on an ALTA form designated by the Company with respect to the Property, in each case issued on the date of Closing by Chicago Title Insurance Company or another title insurance company acceptable to counsel for SSB (the "TITLE COMPANY"), a copy of such policy is attached hereto as Exhibit D. Each such title insurance policy shall be in an amount designated by the Company and shall insure the Company's ownership of fee title to the Property without any of the Schedule B standard pre-printed exceptions (other than taxes not yet due and payable) and free and clear of Liens and other exceptions to or exclusions from coverage other than Real Property Permitted Liens. Without limiting the foregoing, no such title insurance policy shall create an exception for or exclusion from the coverage of such policy or from the liability of the Title Company on account of acts or omissions of the insured or facts known to the insured (or to its current or former directors, stockholders, partners, officers, agents or employees) where such acts or omissions occurred, or where such knowledge was gained, prior to the effective date of such title insurance policy. Each such title insurance policy shall contain such endorsements, and shall otherwise be in form and substance, satisfactory to SSB.

          (II) A  current  survey of the  Property,  in each  case  prepared  in
     accordance  with  current  "Minimum   Standard  Detail   Requirements"  for
     ALTA/ASCM  surveys and in  accordance  with the further  provisions of this

     Section. Each such survey shall be certified to SSB and the Title Company pursuant to a certification in form and substance satisfactory to SSB. Each such survey shall otherwise be in form and substance satisfactory to SSB.

          (III) FIRPTA Affidavit. An affidavit from the Stockholder, sworn to under penalty of perjury, setting forth the name, address and Federal tax identification number of the Stockholder and stating that each Stockholder is not a "foreign person" within the meaning of Section 1445 of the Code.

     (d) SSB shall have received from the Company the following:

          (i) all right, title and interest in and to the Assets;

          (ii) a bill of sale, in the form of Exhibit E; and

          (iii) [INTENTIONALLY OMITTED];

          (iv) such other deeds, bills of sale, endorsements, title documents, assignments and other good and sufficient instruments of conveyance and assignment, reasonably satisfactory in form and substance to SSB and its counsel, as shall be necessary for SSB to consummate the transactions contemplated hereby; and

          (v) all documents they may reasonably request relating to the existence of the Company and the authority of the Company and the Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby.

          (vi) All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby, or incidental hereto or thereto, and all other related legal matters shall have been approved by Crowell Moring.

          (vii) All approvals, authorizations and consents required by the Company to consummate the transactions contemplated hereby shall have been obtained on terms and conditions reasonably satisfactory to SSB and shall be in full force and effect, and SSB shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel of the granting of such approvals, authorizations and consents.

                                  ARTICLE VIII

                             NATURE AND SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

     All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the person delivering the same. The representations and warranties made in this Agreement shall survive for a period of eighteen (18) months from the date of the Lease Agreement; provided, however the representation set forth in Section 4.6-The Assets shall survive for the applicable statute of limitations for contracts.

                                   ARTICLE IX

                                 INDEMNIFICATION

     (a) The Company and the Stockholder hereby jointly and severally agree to indemnify and hold harmless SSB and its Affiliates from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature (ANY OR ALL OF THE FOREGOING ARE HEREIN REFERRED TO AS "LOSS") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Closing Date, arises out of or is based upon (i) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by the Company and the Stockholder in this Agreement or in any certificate, Schedule, document or Exhibit referenced hereby or attached hereto, (ii) the Company's ownership, use or operation of the Assets or the conduct of its business on or prior to the Closing Date, (iii) the Liabilities not expressly assumed by SSB pursuant to this Agreement or (iv) any court or other governmental order or decree that the transfer of the Assets shall be rescinded as a result of, or pursuant to, the insolvency, bankruptcy, reorganization or similar event with respect to the Company or the Stockholder arising out of or relating to any action, suit to proceeding brought under the United States Bankruptcy Code, or any tax statute or law or any other similar provisions of Federal, State or Common law.

     (b) SSB agrees to indemnify and hold harmless the Company and the Stockholder from and against any Liabilities, damages, losses, claims, Liens, costs or expenses (including reasonable attorneys' fees) of any nature (ANY OR ALL OF THE FOREGOING ARE HEREIN REFERRED TO AS "LOSS") insofar as a Loss (or actions in respect thereof), subsequent to the Closing Date, arises out of or is based upon (i) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by SSB in this Agreement or (ii) SSB's use or operation of the Assets or the conduct of the business subsequent to the Closing Date.

     (c) No claim for indemnification under this Article IX shall be valid unless notice of the matter which may give rise to such claim is given in writing by those seeking indemnification (THE "INDEMNITEES") to the persons against whom indemnification may be sought (THE "INDEMNITORS") as soon as reasonably practicable after such Indemnitees become aware of such claim, provided that the failure to notify the Indemnitors shall not relieve them from any Liability under this Article IX unless the Indemnitors shall be irrevocably prejudiced thereby any shall in no event relieve the Indemnitors from any Liability which they may have to the Indemnitees otherwise than under this
Article IX. Such notice shall, to the extent reasonably possible, state that the Indemnitors are required to indemnify the Indemnitees for a Loss and shall specify the amount of Loss and the relevant details thereof.

     (d) The Indemnitors shall have the right to settle and to defend, through counsel satisfactory to the Indemnitees, at their expense, any action which may be brought in connection with all indemnifiable matters subject to paragraph (a) of this Article IX (A "THIRD PARTY ACTION"). In such event, the Indemnitees of the Loss in question and any successors thereto shall permit the Indemnitors access to their books and records and otherwise cooperate with the Indemnitors in connection with such action, provided that the Indemnitees shall have the right fully to participate in such defense at their own expense. The defense by the Indemnitors of any such action shall not be deemed a waiver by the
Indemnitors of their right to assert a dispute with respect to the responsibility of the Indemnitors with respect to the Loss in question. The Indemnitors shall have the right to settle or compromise any claim against the Indemnitees without the consent of the Indemnitees provided that the terms thereof provide for the unconditional release of the Indemnitees and require the payment of monetary damages only. No Indemnitee shall pay or voluntarily permit the determination of any Liability which is subject to any such action while the Indemnitors are negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitors, which consent shall not be unreasonably withheld or delayed. If the Indemnitors shall fail to take reasonably timely action to defend any such action, the Indemnitees involved shall have the right to assume the defense thereof with counsel of their choosing, at the Indemnitors' expense, and defend, settle or otherwise dispose of such action. With respect to any such action which the Indemnitors shall fail to promptly defend, the Indemnitors shall not thereafter question the Liability of the Indemnitors hereunder to the Indemnitees for any Loss (including reasonable counsel fees and other reasonable expenses of defense).

                                    ARTICLE X

                         TERMINATION; AMENDMENT; WAIVER

     10.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

     (a) by mutual written agreement of the Company and SSB;

     (b) by the Company or SSB upon the expiration of the Option Period, or if the Closing shall not have occurred on or before the Closing Date, so long as the party terminating this Agreement pursuant to this Section 10.1 has not made any material misrepresentation, materially breached a covenant, agreement or warranty contained herein or failed to satisfy a closing condition;

     (c) by SSB or the Company, if (i) the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental entity or regulatory body having competent jurisdiction or (ii) there shall be a statute, rule or regulation which makes the transactions contemplated hereby illegal or otherwise prohibited; or

     (d) by the Company or the Stockholder, on the one hand, and SSB, on the other hand, in the event the other makes a material misrepresentation, breaches a covenant, agreement or warranty set forth in this Agreement or fails to satisfy a closing condition, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies at law or in equity.

     In the event this  Agreement is terminated as provided in Section  10.1(a),
(b) or (c), this Agreement shall become void and of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 6.6 and 6.10 shall survive and continue in full force and effect notwithstanding termination.

     10.2 AMENDMENT. This Agreement may be amended by action taken by the Company, the Stockholder and SSB at any time before or after adoption of this Agreement by the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed by or on behalf of the Company, the Stockholder and SSB.

     10.3 EXTENSION; WAIVER. At any time prior to the Closing Date, the Company, the Stockholder or SSB may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or thereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, together with all Schedules and Exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or between any of them with respect to the subject matter hereof. All references to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement unless the text requires otherwise. This Agreement shall not be assigned by operation of law or otherwise, provided that SSB may assign its rights and obligations to any wholly-owned, direct or indirect, subsidiary of SSB, but no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

     11.2 VALIDITY; SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect unless such enforceability causes this Agreement to fail in its essential purpose.

     11.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, email, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      if to SSB:

          Baker's Pride, Inc.
          3400 Mount Pleasant Street
          Burlington, IA
          Attention: Ron Danko
          Fax: 319-753-6485
          email: rdanko@bakersprideco.com

      with a copy to:

          Crowell Moring
          590 Madison Avenue
          New York, New York 10022
          Attention: Paul Pollock, Esq.
          Fax: 212- 223-4134
          email: ppollock@crowell.com

      if to the Company:

          Clear Lake Specialty Products, Inc.

      with a copy to:

          Covahey, Boozer, Devan & Dore P.A.
          11350 McCormick Road
          EP III Suite 400
          Hunt Valley MD  21031
          Attention:  Tom Dore, Esq.
          Fax: 410-296-2131
          email: tdore@mdmtglaw.com

or to such other address as the person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.

     11.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     11.5 DESCRIPTIVE HEADINGS; TABLE OF CONTENTS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Table of Contents preceding this Agreement is not a part hereof.

     11.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.

     11.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, including by facsimile or PDF signature, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11.8 SPECIFIC PERFORMANCE. Irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with the terms hereof, and the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     IN WITNESS  WHEREOF,  each of the parties has caused this  Agreement  to be executed on its behalf by its officers thereunto duly authorized, or individually, as the case may be, all as of the day and year first above written.

                           THE SOUTH STREET BAKERY, INC.


                           By: /s/ Robert P Brookhart
                              -----------------------------------
                           Name:  Robert P. Brookhart
                           Title: President

                           CLEAR LAKE SPECIALTY PRODUCTS, INC.


                           By: /s/ Rocco Violi
                              -----------------------------------
                           Name:  Rocco Violi
                           Title: President

                           CORBI PROPERTIES, LLC


                           By: /s/ Rocco Violi
                              -----------------------------------
                           Name:  Rocco J. Violi
                           Title: Managing Partner

List of Exhibits

Exhibit A     Lease Agreement

Exhibit B     Certificate of President of the Company

Exhibit C     Certificate of Secretary of the Company Board Resolutions

Exhibit D     Title Insurance Policy

Exhibit E     Bill of Sale

                            EXHIBIT A-LEASE AGREEMENT

                      See attached copy of Lease Agreement

                EXHIBIT B-CERTIFICATE OF PRESIDENT OF THE COMPANY

                             PRESIDENT'S CERTIFICATE
                                       OF
                       CLEAR LAKE SPECIALTY PRODUCTS, INC.

                                   dated as of

                                 August __, 2012

     This certificate is delivered pursuant to Section 7.3(a) of that certain Option Agreement (the "Option Agreement"), dated August _, 2011, by and among THE SOUTH STREET BAKERY, INC, CLEAR LAKE SPECIALTY PRODUCTS, INC. (the "Company") and CORBI PROPERTIES, LLC. (the "Stockholder").

     I, Rocco Violi, solely in my capacity as President of the Company, and not individually, do hereby certify on behalf of the Company and the Stockholder that:

     1. The representations and warranties of the Company and the Stockholder contained in the Option Agreement are true and correct in all material respects as of the date hereof, and the Company and the Stockholder have performed or complied in all material respects with all agreements, conditions and covenants required by the Option Agreement to be performed or complied by them as of the date hereof.

     IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this  President's
Certificate on the date hereof.


                  /s/ Rocco Violi
                  --------------------------------
                  Rocco Violi
                  President

      EXHIBIT C - CERTIFICATE OF SECRETARY OF THE COMPANY BOARD RESOLUTIONS

                             SECRETARY'S CERTIFICATE
                                       OF
                       CLEAR LAKE SPECIALTY PRODUCTS, INC.

                                   dated as of

                                 August __, 2012

     This certificate is delivered pursuant to Section 7.3(b) of that certain Option Agreement (the "Option Agreement"), dated August _, 2011, by and among THE SOUTH STREET BAKERY, INC, CLEAR LAKE SPECIALTY PRODUCTS, INC. (the "Company") and CORBI PROPERTIES, LLC. (the "Stockholder").

     I, Joseph Violi, solely in my capacity as Secretary of the Company, and not individually, do hereby certify on behalf of the Company and the Stockholder that:

     1. Attached hereto as Exhibit A is a true and correct copy of the resolutions of the Board of Directors and the Stockholder of the Company authorizing the transactions contemplated by the Option Agreement and such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, and such resolutions are the only corporate proceedings of the Company to date now in force relating to or affecting the matters referred to herein.

     IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this  Secretary's
Certificate on the date hereof.

                  /s/ Joseph Violi
                  --------------------------------
                  Joseph Violi
                  Secretary

                       EXHIBIT D - TITLE INSURANCE POLICY

                   See attached copy of Title Insurance Policy

                             EXHIBIT E- BILL OF SALE

     This BILL OF SALE, dated August __, 2012, is executed and delivered by CLEAR LAKE SPECIALTY PRODUCTS, INC., an Iowa corporation (THE "COMPANY"), and CORBI PROPERTIES, LLC, an Iowa limited liability company, (THE "STOCKHOLDER") in favor of THE SOUTH STREET BAKERY, INC, a Delaware corporation ("SSB")

                               W I T N E S S E T H

     WHEREAS, the Company, the Stockholder and SSB have entered into that certain Option Purchase Agreement, dated August __, 2011 (the "OPTION AGREEMENT"), pursuant to which the Company and the Stockholder are obligated to sell, convey, transfer, assign and deliver to SSB the Assets and Property each defined therein; and

     WHEREAS, capitalized terms not defined herein shall have the meanings ascribed to them in the Option Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Option Agreement, the parties hereto hereby agree as follows:

     1.   The  Company  and  the   Stockholder   have   received  a  payment  of
          $____________.

     2. The Company and the Stockholder hereby sell, convey, transfer, assign and deliver to SSB, free and clear of all Liens and liabilities other than Real Property Permitted Liens all of the Company's right, title and interest in and to the Assets and Property.

     3. The Company and the Stockholder hereby constitute and appoint SSB and its successors and assigns as the attorney in fact of the Company and Stockholder, with full power of substitution to institute and prosecute, in the name of the Company and the Stockholder, but on behalf of and for the benefit of SSB, all proceedings which SSB may deem desirable to collect, assert or enforce any claim, right or title of any kind in or to the Assets and Property and to defend and compromise any and all actions, suits or proceedings in connection with the Assets and Property. The Company and the Stockholder agree that the foregoing powers are coupled with an interest and are and shall be irrevocable by the Company and Stockholder in any manner or for any reason (including dissolution of the Company or the Stockholder).

     4. The Company and the Stockholder shall execute and deliver to SSB such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as SSB may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to SSB and to confirm SSB's title to the Assets and the Property, and , to the full extent permitted by law, to put SSB in actual possession and control of the Assets and Property and to assist SSB in exercising all rights with respect thereto, and otherwise to cause the Company and the Stockholder to fulfill their obligations under this Bill of Sale and the Option Agreement.

     5. This Bill of Sale is the Bill of Sale referred to in the Option Agreement and is subject to the terms and conditions thereof, all of which are incorporated herein by reference.

     6. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     7. This Bill of Sale may be executed in two or more counterparts, including by facsimile or PDF signature, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has caused this Bill of Sale to be executed on its behalf by its officers thereunto duly authorized, or individually, as the case may be, all as of the day and year first above written.

                           THE SOUTH STREET BAKERY, INC.


                           By:
                              -----------------------------------
                           Name:
                           Title:

                           CLEAR LAKE SPECIALTY PRODUCTS, INC.


                           By:
                              -----------------------------------
                           Name:
                           Title:


                           CORBI PROPERTIES, LLC

                           By:
                              -----------------------------------
                           Name:
                           Title: